                                                            EXHIBIT 10.18

                       RETIREMENT INCOME RESTORATION PLAN
                             OF ENSERCH CORPORATION
                     AND PARTICIPATING SUBSIDIARY COMPANIES

         ENSERCH Corporation, a Texas corporation having its principal executive office in Dallas, Texas, and its subsidiary, Ebasco Services Incorporated, hereinafter referred to collectively as the "Companies," hereby adopt the Retirement Income Restoration Plan of ENSERCH Corporation and Participating Subsidiary Companies, hereinafter referred to as the "Plan," effective January 1, 1984, as follows:

                              Article I
                              ---------
                             Definitions
                             -----------

         Unless qualified by the context or otherwise defined herein, the terms used herein shall have the meanings assigned to them as applicable under the provisions of the Retirement and Death Benefit Program of 1969 of ENSERCH Corporation and Participating Subsidiary Companies and the Ebasco Services Incorporated Pension Plan for Salaried Employees, as now in effect and as may be amended hereafter from time to time, hereinafter referred to collectively as the "Basic Plans" and individually as the "Basic P]an."

         "Limitations" shall mean the reductions imposed on the benefits provided under the Basic Plans in order to comply with Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986.

         A "Participating Employee" is an employee who is entitled to benefits under this Plan as a result of Limitations.

         The terms "Change in Control," "Cause," and "Good Reason" shall have the meanings assigned to them under the provisions of the change in control agreements dated December 13, 1988, between Messrs. R. G. Fowler, W. T. Satterwhite, et. al., and the Corporation.

         "Service" shall have the meaning assigned to the terms Benefit Service or Credited Service in and by the Basic Plans.

                                   Article II
                                   ----------
                                    Purpose
                                    -------

         The purposes of this Plan are (a) to restore benefits to those employees and their designated beneficiaries who are entitled to receive benefits under the Basic Plans to the extent that those benefits are, or will be, reduced by Limitations, and (b) if a Participating Employee's employment is terminated by the Corporation without Cause or by the Participating Employee for Good Reason within three years of a Change in Control of the Corporation, to provide increased retirement benefits as set forth in Section 4.1.

                             Article III
                             -----------
                            Administration
                            --------------

         This Plan shall be administered by the Compensation Committee of the Board of Directors of ENSERCH Corporation, hereinafter referred to as the "Committee." Subject to the provisions of Article VI hereof, the Committee shall administer this Plan in a manner consistent with the administration of the 1969 Plan, as from time to time amended and in effect, except that this Plan shall be administered as a plan that is not intended to meet the requirements of
Section 401(a) of the Internal Revenue Code of 1954. The Committee shall have full power and authority to interpret, construe, and administer this P]an, and the Committee's interpretations and constructions hereof, and its actions hereunder, including all determinations of the amounts and the recipients of payments to be made hereunder, shall be binding and conclusive with respect to all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

                                   Article IV
                                   ----------
                                    Benefits
                                    --------

         Section 4.1 Amount of Benefits. Subject to the provisions of Section
                     ------------------
4.3 hereof any employee or beneficiary who is entitled to receive a benefit under a Basic Plan shall be entitled to receive a benefit hereunder equal to the excess, if any, of:

          (i) the amount of such employee's or beneficiary's benefit under the Basic Plan, determined without regard to the Limitations, plus the additional benefit that would be payable under the Basic Plan if an increase in his Service pursuant to Section 4.2 below is applicable, less

          (ii) the amount of the benefit actually payable to the employee or beneficiary under the Basic Plan and the amount of reduction of Plan payments described in the agreement or agreements between the Corporation and the employee relating to any individual annuity contracts purchased on behalf of the employee by the Corporation.

         Section 4.2 Additional Service. In the event a Participating
                     ------------------
Employee's employment is terminated within three (3) years after a Change in Control of the Corporation by the Corporation without Cause or by the Participating Employee for Good Reason, his years of Service for purposes of
Section 4.1 shall mean his actual years of Service plus

         (a) in the case of the Chief Executive Officer of the Corporation and Participating Employees reporting directly to him, 3 additional years of Service; and

         (b) in the case of Participating Employees other than the Chief Executive Officer and Participating Employees reporting directly to him, 2 additional years of Service;

provided further that (i) in no case shall any Participating Employee as a result of this Change in Control provision be deemed to have more years of Service than he would have had if his employment had terminated on the first of the month coinciding with or Next following his sixty-fifth (65) birthday, and
(ii) the foregoing clauses (a) and (b) shall have no effect on the computation of a Participating Employee's Average Monthly Earnings or are for purposes of determining any amounts payable to him under the Basic Plan.

          Section 4. 3 Payment of Benefits. Payment of benefits to an employee
                       -------------------
or beneficiary under this Plan shall be coincident with the payment of benefits made to the employee or beneficiary under the Basic Plan.

          Section 4.4 Employee's Rights to Benefits. An employee's rights under
                      -----------------------------
this Plan, including his rights to vested benefits, shall be the same as his rights under the Basic Plan, except that no payments due under this Plan shall be paid from any fund maintained under the Basic Plan. In no event shall an individual who is not entitled to benefits under the Basic Plan be entitled to a benefit under this Plan. Benefits under this Plan shall be paid sole]y from the general assets of the Companies, and no employee or beneficiary shall have any title to or beneficial interest in any assets of the Companies as a result of this Plan.

                                   Article V
                                   ---------
                           Amendment and Termination
                           -------------------------

         While the Companies intend to maintain this Plan in conjunction with the Basic Plans for as long as necessary, the Board of Directors of ENSERCH Corporation reserves the right to amend or terminate this Plan if, in its sole judgment, amendment or termination is appropriate. However, if the Board should amend or discontinue this Plan, the Companies shall be liable for all benefits accrued under this Plan as of the date of such action (determined on the basis of the assumption that on such date each employee's employment terminated).

                                   Article XI
                                   ----------
                              Rights of Employees
                              -------------------

         The Companies may, but are not required to, set aside funds for their convenience in order to facilitate the payment of any benefits that may be due hereunder. However, in the event that the Companies set aside funds, no employee or beneficiary shall have any right, title or interest in such funds while held by the Companies. Any employee or beneficiary who is entitled to receive a benefit under this Plan shall have the rights solely of a general and unsecured creditor.

                                  Article VII
                                  -----------
                                 Miscellaneous
                                 -------------

         Section 7.1 Assignment. The interest of an employee or beneficiary may
                     ----------
not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to any Company by the individual to whom such amount would otherwise be payable shall have been fully paid and satisfied.

         Section 7.2  No Employment Rights.  Nothing contained herein shall be
                       --------------------
construed as conferring upon any employee the right to continue in the employ of the Companies in any capacity.

         Section 7.3 Binding on Companies, Employees and Their Successors. The
                      ----------------------------------------------------
Plan shall be binding upon and inure to the benefit of the Companies, their successors and assigns and the employee and his heirs, executors, administrators, and legal representatives. The provisions of the Plan shall be applicable with respect to each Company separately, and amounts payable hereunder shall be paid by the Company that employed the individual employee in respect of whom benefits are due hereunder.

         Section 7.4 Arbitration. Any controversy arising out of, or relating
                     -----------
to, the Plan or any modification thereof, including any claim for benefits, shall be settled by arbitration in Dallas, Texas (or, if applicable law requires some other forum, then such other forum) in accordance with the rules then obtaining of the American Arbitration Association. The District Court of Dallas County, Texas or, as the case may be, the United States District Court for the Northern District of Texas shall have jurisdiction for all purposes in connection with arbitration. Any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. Arbitration proceedings must be instituted within one year after the claimed breach occurred, and the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings, and a waiver of all claims, with respect to such breach.

         Section 7.5  Withholding Tax.  There shall be deducted from all
                      ---------------
amounts paid under this Plan any taxes required to be withheld by any Federal, state, local or other government. The employee and/or his beneficiary (including his estate) shall bear all taxes on amounts paid under this Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

         Section 7.6 Law Applicable. The Plan shall be construed in accordance
                     --------------
with and governed by the laws of the State of Texas.

         Restated and adopted this 28th day of December, 1990.

                                          ENSERCH Corporation



                                          By  /s/ W. C. McCord
                                          W. C. McCord
                                          Chairman and President

                                AMENDMENT TO THE
                       RETIREMENT INCOME RESTORATION PLAN
                             OF ENSERCH CORPORATION
                     AND PARTICIPATING SUBSIDIARY COMPANIES
                     --------------------------------------

         Pursuant to the provisions of Article V thereof, the Retirement Income Restoration Plan of ENSERCH Corporation and Participating Subsidiary Companies (the "Plan") is hereby amended in the following respect only:

         The definition of "Limitations" in the Plan is hereby amended effective as of October 1, 1994 by restatement in its entirety to read as follows:

              "Limitations" shall mean the reductions imposed on the benefits provided under the Basic Plans in order to comply with Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, and the reduction in "compensation" considered for purposes of determining benefits under the Basic Plans on account of salary and bonuses deferred by an employee pursuant to the ENSERCH Corporation Deferred Compensation Plan.

         IN WITNESS WHEREOF, this Amendment has been executed this 30th day of September, 1994.

                                          ENSERCH CORPORATION


                                          By  /s/ D. W. Biegler
                                          Title: Chairman, President
                                                 and Chief Executive
                                                 Officer

                               AMENDMENT NO. 1--A
                                AMENDMENT TO THE
                       RETIREMENT INCOME RESTORATION PLAN
                             OF ENSERCH CORPORATION
                     AND PARTICIPATING SUBSIDIARY COMPANIES


         Pursuant to the provisions of Article V thereof, the Retirement Income Restoration Plan of ENSERCH Corporation and Participating Subsidiary Companies (the "Plan") is hereby amended in the following respects only:

         Each of the definitions of "Change in Control," "Cause," and "Good Reason" is hereby amended as of February 13, 1996 by restatement each in its entirety to read as follows:

              "Change in Control" or "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item l(a) of the Current Report on Form 8-K, as in effect on February 13, 1996, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation such a Change in Control shall be deemed to have occurred if (a) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at Sections of directors ("Voting Securities"), or (b) individuals who constitute the Board on February 13, 1996 (the "Incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to February 13, 1996 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Corporation occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities hod by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%, or (d) the shareholders of the Corporation have approved an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including a plan of liquidation). For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Corporation except any employee(s) or director(s) of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof.

              "Cause" or "termination of employment by the Corporation for Cause" shall mean termination upon (A) the willful and continued failure by a Participating Employee substantially to perform his or her duties with the Corporation (other than any such failure resulting from his or ha incapacity due to physical or mental illness), after a demand for substantial performance is delivered to him or her by the Chairman or President of Corporation which specifically identifies the manner in which such executive believes that he or she has not substantially performed his or her duties, and a reasonable period of opportunity for such substantial performance is provided, or

              (B) the willful engaging by the Participating Employee in illegal misconduct materially and demonstrably injurious to the Corporation. For purposes of this paragraph, no act, or failure to act, on the part of a Participating Employee shall be considered "willful" unless done, or omitted to be done, by the Participating Employee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participating Employee in good faith and in the best interest of the Corporation. Notwithstanding the foregoing, the Participating Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Participating Employee and an opportunity for the Participating Employee, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participating Employee was guilty of conduct set forth above in clauses
         (A) or (B) in this paragraph and specifying the particulars thereof in detail.

              "Good Reason" for a Participating Employee to terminate his or her employment shall mean:

                  (A) an adverse change in status or position(s) of a
              Participating Employee as an executive of the Corporation as in effect immediately prior to a Change in Control, including, without limitation, any adverse change in the status or position of such Participating Employee as a result of a material diminution in his or her duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that less than 50% of the Corporation's voting securities are publicly owned or the fact that his or her position becomes a position with a subsidiary or division), or a material change in his or her business location or the assignment to the Participating Employee of any duties or responsibilities which are inconsistent with such status or position(s), or a substantial increase in his or her business travel or any removal of the Participating Employee from or any failure to reappoint or reelect the Participating Employee to such position(s) (except in connection with the termination of his or her employment for Cause, Disability or Retirement or as a result of his or her death or by the Participating Employee other than for Good Reason);

                  (B) a reduction by the Corporation in base salary of a
              Participating Employee as in effect immediately prior to the Change in Control or in the number of vacation days to which the Participating Employee is then entitled under the Corporation's normal vacation policy as in effect immediately prior to the Change in Control;

                  (C) the taking of any action by the Corporation (including the elimination of a plan without providing substitutes therefor or the reduction of awards thereunder) that would diminish or the failure by the Corporation to take any action which would maintain the aggregate projected value of the awards of a Participating Employee under the Corporation's bonus, stock option or management incentive unit plans in which the Participating Employee was participating at the time of a Change in Control of the Corporation;

                  (D) the taking of any action by the Corporation that would diminish or the failure by the Corporation to take any action which would maintain the aggregate value of the benefits provided a Participating Employee under the Corporation's medical, health, dental, accident, disability, life insurance, stock purchase or retirement plans in which the Participating Employee was participating at the time of a Change in Control of the Corporation;

                  (E) the taking of any action by the Corporation that would diminish or the failure of the Corporation to take any action that would maintain indemnification or insurance for officers' liability; or

                  (F) a failure by the Corporation to obtain from any Successor
              (as defined in a Participating Employee's Change in Control Agreement) the assent to such Change in Control Agreement contemplated by Section 7 thereof; or

                  (G) any purported termination by the Corporation of the
              employment of a Participating Employee that is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (iv) (and, if applicable, paragraph (ii)) of Section 3 of such Participating Employee's Change in Control Agreement .

          IN WITNESS WHEREOF, this Amendment has been executed as of 13th day of February, 1996.

                                          ENSERCH Corporation



                                          By: /s/ D. W. Biegler
                                              ----------------------
                                          Title:  D. W. Biegler
                                                  Chairman, President
                                                  and Chief Executive
                                                  Officer

                                AMENDMENT NO. 2
                                     TO THE
                       RETIREMENT INCOME RESTORATION PLAN
                           OF ENSERCH CORPORATION AND
                       PARTICIPATING SUBSIDIARY COMPANIES

         Pursuant to the provisions of Article V thereof, the Retirement Income Restoration Plan of ENSERCH Corporation and Participating Subsidiary Companies (the "Plan") is hereby amended in the following respects only:

         FIRST: Article V of the Plan is hereby amended by restatement in its entirety to read as follows:
                                   Article V
                           Amendment and Termination

             While the Companies intend to maintain this Plan in conjunction with the Basic Plans for as long as necessary, the Board of Directors of ENSERCH Corporation reserves the right to amend or terminate this Plan if, in its sole judgment, amendment or termination is appropriate; provided, however, that if the Board should amend or terminate this Plan, the Companies shall be liable for all benefits accrued under this Plan as of the date of such action determined on the basis of the assumption that on such date each employee's employment terminated; and provided further, that (i) no amendment may be made to Section 4.2 of this Plan within three years after a Change in Control of the

         Corporation without the consent of all of the Participating Employees and (ii) in the event of a termination of this Plan within three years after a Change in Control of the Corporation each Participating Employee's benefit hereunder shall be calculated as if such Participating Employee's employment was terminated under circumstances qualifying him for the additional years of Service provided in Section
         4.2 .

         SECOND: Article VII of the Plan is hereby amended by adding the following new Section 7.7 to the end thereof:

              Section 7.7 Reimbursement of Expenses. In the event that a dispute arises with respect to the payment of benefits hereunder and the Participating Employee (or his beneficiary) is successful in pursuing a benefit to which he is entitled under the terms of the Plan in the course of litigation or otherwise and incurs attorneys' fees, expenses and costs in connection therewith, the Companies shall provide reimbursement to the Participating Employee (or his beneficiary) for the full amount of any such attorneys' fees, expenses and costs.

         THIRD: The Plan is hereby amended by spinning off to a new plan to be known as the Retirement Income Restoration Plan of Enserch Exploration, Inc. and Participating Subsidiary Companies, the benefits attributable to employees and former employees of Enserch Exploration, Inc. effective as of the date of the distribution of all shares of stock of Enserch Exploration, Inc. Owned by ENSERCH Corporation to the shareholders of ENSERCH Corporation.

         IN WITNESS WHEREOF, this Amendment has been executed this 6th day of December, 1996 to be effective as of January 1, 1996.

                                          ENSERCH CORPORATION



                                           By:    /s/ D. W. Biegler
                                                  ----------------------
                                           Title: Chairman and President